Exhibit 23

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212261) and Form S-3 (Nos.333-222101 and 333-222095) of MDC Partners, Inc., of our reports dated March 1, 2018, relating to the consolidated financial statements and financial statement schedules presented in Item 15, and the effectiveness of MDC Partners, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, New York

March 18, 2019